Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of (i) our report dated March 1, 2007 (except for Note 5 as to which the date is May 10, 2007) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards  No. 123(R), Share-Based Payment) relating to the financial statements of Iron Mountain Incorporated, appearing in the Current Report on Form 8-K dated May 10, 2007 of Iron Mountain Incorporated and (ii) our report dated March 1, 2007, relating to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K dated March 1, 2007 of Iron Mountain Incorporated for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 10, 2007